Financial Results Third Quarter 2024 Exhibit 99.2

Forward-Looking Statements & Non-GAAP Financial Measures This presentation contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including statements with respect to the financial condition, results of operations, trends in lending policies and loan programs, plans and prospective business partnerships, objectives, future performance and business of the Company. Forward-looking statements are generally identifiable by the use of words such as “believe,” “continue,” “could,” “decline,” “enhance,” “estimate,” “expanding,” “expect,” “grow,” “growth,” “improve,” “increase,” “may,” “pending,” “plan,” “position,” “preliminary,” “remain,” “rising,” “should,” “slow,” “stable,” “strategy,” “well-positioned,” or other similar expressions. Forward-looking statements are not a guarantee of future performance or results, are based on information available at the time the statements are made and involve known and unknown risks, uncertainties and other factors that could cause actual results to differ materially from the information in the forward-looking statements. Such statements are subject to certain risks and uncertainties including: our business and operations and the business and operations of our vendors and customers; general economic conditions, whether national or regional, and conditions in the lending markets in which we participate may have an adverse effect on the demand for our loans and other products; our credit quality and related levels of nonperforming assets and loan losses, and the value and salability of the real estate that is the collateral for our loans. Other factors that may cause such differences include: failures or breaches of or interruptions in the communications and information systems on which we rely to conduct our business; failure of our plans to grow our commercial and industrial, construction and SBA loan portfolios; competition with national, regional and community financial institutions; the loss of any key members of senior management; the impacts of inflation and rising interest rates on the general economy; risks relating to the regulation of financial institutions; and other factors identified in reports we file with the U.S. Securities and Exchange Commission. All statements in this presentation, including forward-looking statements, speak only as of the date they are made, and the Company undertakes no obligation to update any statement in light of new information or future events. This presentation contains financial information determined by methods other than in accordance with U.S. generally accepted accounting principles (“GAAP”). Non-GAAP financial measures, specifically tangible common equity, tangible assets, tangible book value per common share, tangible common equity to tangible assets, total interest income – FTE, net interest income – FTE, net interest margin – FTE, adjusted noninterest expense, adjusted noninterest expense to average assets, adjusted income before income taxes, adjusted income tax provision (benefit), adjusted net income, adjusted diluted earnings per share, adjusted return on average assets, adjusted return on average shareholders’ equity, adjusted return on average tangible common equity, adjusted tangible common equity, adjusted tangible assets and adjusted tangible common equity to adjusted tangible assets are used by the Company’s management to measure the strength of its capital and analyze profitability, including its ability to generate earnings on tangible capital invested by its shareholders. Although management believes these non-GAAP measures are useful to investors by providing a greater understanding of its business, they should not be considered a substitute for financial measures determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies. Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures are included in the table at the end of this presentation under the caption “Reconciliation of Non-GAAP Financial Measures.” 2

Third Quarter 2024 Highlights  Net income of $7.0 million and diluted EPS of $0.80, up 21.0% and 19.4% respectively, from 2Q24  Net income up 12.3% from 2Q24 adjusted results  Diluted EPS up 11.1% from 2Q24 adjusted results  Total revenue of $33.8 million, up 4.4% from 2Q24 3  Net interest margin of 1.62% and FTE NIM of 1.70%1,2, down 5 and 6 bps respectively from 2Q24  NIM impacted by excess liquidity; yield on loans increased 7 bps from 2Q24 while deposit costs only increased 1 bp  Capital position remains solid  TCE / TA of 6.54%1; CET1 ratio of 9.37%  Record SBA GOS revenue of $9.9 million  NPAs to total assets of 0.39%  Office CRE less than 1% of total loans  Excluding AOCI and adjusting for normalized cash balances, adjusted TCE / TA was 7.49%1  Tangible book value per share increased 3.6% to $43.891 1 See Reconciliation of Non-GAAP Financial Measures in the Appendix 2 On a fully-taxable equivalent ("FTE") basis assuming a 21% tax rate  Noninterest expense to avg. assets of 1.64%  Total portfolio loan balances increased 1.9% from 2Q24  Weighted average yield on new loans funded in 3Q24 was 8.85%  Loans to deposits ratio of 84.1%  Strong deposit growth based on high consumer demand and increased fintech partnership deposits

Loan Portfolio Overview  Total portfolio loan balances increased 1.9% from 2Q24  Commercial loan balances increased $75.5 million, or 2.4%, from 2Q24  Consumer loan balances increased $2.9 million, or 0.4%, from 2Q24  3Q24 funded portfolio loan origination yields were 8.85%, down slightly from 2Q24 and 3Q23  Office exposure continues to be less than 1% of total loan balances and is limited to suburban and medical 4 Loan Portfolio Mix1 1 Percentages may not add up to 100% due to rounding 2 Includes commercial and industrial and owner-occupied commercial real estate balances Dollars in millions 2 11% 10% 10% 9% 9% 9% 10% 10% 16% 16% 10% 7% 7% 12% 11% 10%3% 9% 14% 14% 1% 2% 4% 4% 4% 6% 7% 2% 4% 10% 18% 14% 8% 6% 5% 21% 26% 24% 21% 21% 18% 14% 12% 39% 34% 35% 32% 31% 27% 25% 23% 3% 2% 3% 4% 6% 8% 10% 15% 10% 7% 6% 6% 6% 5% 5% 4% $2,091 $2,716 $2,964 $3,059 $2,888 $3,499 $3,840 $4,036 2017 2018 2019 2020 2021 2022 2023 3Q24 Commercial and Industrial Construction and Investor CRE Single Tenant Lease Financing Public Finance Healthcare Finance Small Business Lending Franchise Finance Residential Mortgage/HE/HELOCs Consumer

$2,082.8 43%$982.9 21% $442.1 9% $506.5 11% $307.0 6% $476.3 10% Consumer Small Business Commercial Fintech Public Funds Brokered2 $108.5 2% $246.9 5% $21.7 1% $439.7 9% $791.0 16% $506.5 11% $2,110.6 44% $572.8 12% Noninterest-bearing deposits Interest-bearing demand deposits Savings accounts Money market - Consumer Money market - SMB/Commercial Fintech deposits Certificates of deposits Brokered deposits Deposit Composition 5  Total deposits increased 12.3% from 2Q24 and are up 17.5% from 3Q23  Diversified deposit base comprised of consumer, small business, commercial, fintech, and public funds  Deposit base is further diversified by product type among checking, money market/savings and CDs  Quarterly deposit increase driven by consumer CD production and strength in other CD channels as well as continued growth in fintech partnership deposits 1 Money market – SMB/Commercial includes small business, commercial, CRE and public funds 2 Public funds includes $96.5 million of deposits that are classified as brokered for regulatory purposes 1 Deposits by Customer Type – 9/30/24 Dollars in millions Total Deposits – $4.8B as of 9/30/24 Dollars in millions Average Balance (Dollars in thousands) $48.2 $86.8 $228.1 $50.2 $537.7

Liquidity and 3Q24 Deposit Update

- Cash and unused borrowing capacity totaled $2.1 billion at September 30, 2024
  - Currently represents 179% of total uninsured deposits and 230% of adjusted uninsured deposits
- CD production supplemented by growth in fintech deposits drove increased balance sheet liquidity
- Increased liquidity used to fund loan growth and securities purchases as well as pay down FHLB borrowings
- Loan to deposits ratio remains favorable at 84.1%

Total Deposits by Quarter



Dollars in millions
$4,083.5
$4,067.0
$4,273.8
$4,273.9
$4,797.7
3Q23: 56%, 1%, 20%, 10%, 9%, 1%, 3%
4Q23: 54%, 5%, 20%, 11%, 6%, 1%, 3%
1Q24: 55%, 6%, 19%, 10%, 6%, 1%, 3%
2Q24: 53%, 9%, 16%, 11%, 6%, 1%, 2%
3Q24: 56%, 11%, 16%, 9%, 5%, 1%, 2%
3Q23
4Q23
1Q24
2Q24
3Q24
Noninterest-bearing deposits
Money market - Consumer
Certificates and brokered deposits
Interest-bearing demand deposits
Money market - SMB/Commercial [1]
Savings accounts
Fintech deposits

Cost of Funds by Deposit Type

	3Q23	4Q23	1Q24	2Q24	3Q24
Interest-bearing demand deposits	2.18%	1.71%	2.03%	2.18%	2.24%
Savings accounts	0.85%	0.85%	0.86%	0.84%	0.84%
Money market accounts	4.04%	4.12%	4.18%	4.23%	4.22%
Fintech – brokered deposits	4.33%	4.38%	4.39%	4.37%	4.37%
Certificates of deposits	4.37%	4.55%	4.70%	4.78%	4.75%
Brokered deposits	4.74%	4.70%	4.79%	4.78%	4.98%
Total interest-bearing deposits	4.09%	4.14%	4.25%	4.29%	4.30%

1 Money market – SMB/Commercial includes small business, commercial, CRE and public funds

First Internet Bancorp 6

Net Interest Income and Net Interest Margin  Net interest income on a GAAP and FTE basis were up 2.1% and 1.8% respectively from 2Q24  NIM and FTE NIM1 impacted by elevated cash balances and loan activity  Effect of improved loan mix partially offset by impact of early loan payoffs and timing of new loan production  Deposit costs relatively stable from 2Q24; Fed rate cuts expected to have a positive impact on deposit pricing 7 1 See Reconciliation of Non-GAAP Financial Measures in the Appendix Yield on Loans and Cost of Interest-Bearing Deposits Net Interest Margin – GAAP and FTE1 5.24% 5.50% 5.73% 5.83% 5.90% 4.09% 4.14% 4.25% 4.29% 4.30% 3Q23 4Q23 1Q24 2Q24 3Q24 Yield on loans Cost of interest-bearing deposits $17.4 $19.8 $20.7 $21.3 $21.8 $18.6 $21.0 $21.9 $22.5 $22.9 3Q23 4Q23 1Q24 2Q24 3Q24 GAAP FTE 1.39% 1.58% 1.66% 1.67% 1.62% 1.49% 1.68% 1.75% 1.76% 1.70% 3Q23 4Q23 1Q24 2Q24 3Q24 GAAP FTE Net Interest Income – GAAP and FTE1 Dollars in millions

Net Interest Margin Drivers 8 1 See Reconciliation of Non-GAAP Financial Measures in the Appendix Net Interest Margin – FTE1 Linked-Quarter Change Monthly Rate Paid on Int. Bearing Deposits vs. Fed Funds  Linked-quarter FTE NIM1 decreased 6 bps from 2Q24; impacted by excess liquidity and loan activity – Weighted average yield of 8.85% on funded portfolio originations during 3Q24 – Securities yields were relatively stable in 3Q24 while other earning asset yields decreased 7 bps – Excess liquidity estimated to have negatively impacted FTE NIM by 6 bps while loan activity had a negative impact of 6 bps  Deposit costs increased 1 bp from 2Q24 to 4.30% for 3Q24 – Deposit costs impacted by higher average balances of CDs and strong growth in fintech partner deposits – Weighted average cost of new CDs in 3Q24 was 4.77% vs cost of maturing CDs of 5.05% – Cost of maturing CDs in 4Q24 is 5.01% and in 1Q25 is 5.08% -2 bps -5 bps+4 bps 1.76% 1.70% -3 bps 4.17% 4.09% 4.17% 4.22% 4.24% 4.29% 4.28% 4.31% 4.28% 4.27% 4.34% 4.30% 5.33% 5.33% 5.33% 5.33% 5.33% 5.33% 5.33% 5.33% 5.33% 5.33% 5.33% 4.83% Oct-23 Nov-23 Dec-23 Jan-24 Feb-24 Mar-24 Apr-24 May-24 Jun-24 Jul-24 Aug-24 Sep-24 Int. Bearing Deposits Fed Funds Effective

Noninterest Income 9 Dollars in millions Noninterest Income by Type Dollars in millions Noninterest Income by Quarter  Noninterest income of $12.0 million, up 9.0%, from $11.0 million in 2Q24  Gain on sale of loans of $9.9 million, up 19.8%, from $8.3 million in 2Q24 – SBA loan sale volume up 22.1% from 2Q24 – Net gain on sale premiums decreased 65 bps from 2Q24  Decrease of $0.7 million in other income due to lower distributions from fund investments $0.3 $0.7 $9.9 $1.1 Service charges and fees Net loan servicing revenue Gain on sale of loans Other $7.4 $7.4 $8.3 $11.0 $12.0 3Q23 4Q23 1Q24 2Q24 3Q24

Noninterest Expense 10 1 2Q24 noninterest expense includes $0.5 million of IT termination fees and $0.1 million of anniversary expenses; see Reconciliation of Non-GAAP Financial Measures in the Appendix Dollars in millions Noninterest Expense by Quarter Noninterest Expense to Average Assets 1.73%1.71% 1.55% 1.53% 1.54% 1.62% 1.68% 1.64% 3Q23 4Q23 1Q24 2Q24 3Q24 Core Non-core items 1 1.64% $19.8 $20.1 $21.0 $22.3 $22.8 3Q23 4Q23 1Q24 2Q24 3Q24 Core Non-core items 1  Noninterest expense of $22.8 million, up 2.1%, from $22.3 million in 2Q24  Excluding almost $0.6 million of non-recurring items in 2Q24, noninterest expense was up 4.7% in 3Q24  The increase in noninterest expense was driven primarily by higher salaries and employee benefits due to small business incentive compensation and staff additions in small business lending and risk management $21.8

Asset Quality  Allowance for credit losses to total loans of 1.13% in 3Q24, up 3 bps from 2Q24  Quarterly provision for credit losses was $3.4 million, compared to $4.0 million in 2Q24  Net charge-offs to average loans of 0.15%, compared to 0.14% in 2Q24  Nonperforming loans to total loans increased to 0.56% from 0.33% in 2Q24  Delinquencies 30 days or more past due of 0.75%, compared to 0.56% in 2Q24 11 0.16% 0.26% 0.33% 0.33% 0.56% 3Q23 4Q23 1Q24 2Q24 3Q24 0.12% 0.20% 0.25% 0.24% 0.39% 3Q23 4Q23 1Q24 2Q24 3Q24 NPLs to Total Loans NPAs to Total Assets Net Charge-Offs to Avg. Loans 0.16% 0.12% 0.05% 0.14% 0.15% 3Q23 4Q23 1Q24 2Q24 3Q24

Capital  Tangible common equity to tangible assets decreased 34 bps from 2Q24 to 6.54%1 – Impacted by deposit growth and increase in cash balances  Tangible book value per share of $43.891, up 3.6% from 2Q24  CET1 and TRBC ratios at both the Company and the Bank, adjusted for all unrealized securities losses, remain well above regulatory minimum requirements  Total after-tax unrealized securities losses represent 9.1% of tangible equity 12 1 See Reconciliation of Non-GAAP Financial Measures in the Appendix 2 Regulatory capital ratios are preliminary pending filing of the Company’s and Bank’s regulatory reports Company Bank Total shareholders' equity to assets 6.61% 7.95% Tangible common equity to tangible assets1 6.54% 7.87% Tier 1 leverage ratio 7.13% 8.53% Common equity tier 1 capital ratio 9.37% 11.22% Tier 1 capital ratio 9.37% 11.22% Total risk-based capital ratio 12.79% 12.34% $27.93 $30.82 $33.29 $38.51 $39.74 $41.43 $43.89 2018 2019 2020 2021 2022 2023 3Q24 Tangible Book Value Per Share1 Regulatory Capital Ratios – September 30, 20242

Small Business Lending  $298.6 million of balances as of September 30, 2024  Nationwide platform providing growth capital to entrepreneurs and small business owners  8th largest Small Business Administration 7(a) lender for the SBA’s 2024 fiscal year 1313 Managed SBA 7(a) Loans Portfolio Mix by State Portfolio Mix by Major Industry 17% 14% 10% 9%6% 6% 38% TX FL MI CA IN IL Other 20% 19% 18% 11% 8% 24% Services Retail Trade Construction Accommodation and Food Services Manufacturing Other

Construction and Investor Commercial Real Estate  $601.6 million of combined balances as of September 30, 2024  Average current loan balance of $10.4 million for investor CRE  Average commitment sizes for construction – Commercial construction/development: $23.4 million – Residential construction/development: $1.9 million 14 Portfolio by Loan Type Portfolio Mix by State Portfolio Mix by Major Industry  3Q24 unfunded commitment balances – Commercial construction/development: $485.0 million – Residential construction/development: $27.2 million  Minimal office exposure; 1.4% of combined balances consisting of suburban and medical office space 54%42% 4% Commercial Construction/ Development Investor Commercial Real Estate Residential Construction/ Development 45% 27% 17% 4% 2% 2% 2%1% Multifamily/Mixed Use Industrial Warehouse Hospitality Residential Land Development Other Residential Construction Commercial Land Suburban & Medical Office 57% 16% 11% 6% 3% 7% IN AZ CA FL KY Other

Franchise Finance  $550.4 million of balances as of September 30, 2024  Focused on providing growth financing to franchisees in a variety of industry segments  Average loan size of $0.8 million 15 Portfolio Mix by Borrower Use Portfolio Mix by State Portfolio Mix by Brand 131 21% 15% 14%13% 10% 5% 22% Limited-Service Restaurants Indoor Recreation Beauty Salons Snacks and Nonalcoholic Beverages Fitness and Recreational Sports Centers Other Personal Care Services Other 14% 12% 6% 5% 5% 4%3% 51% TX CA FL PA MI GA NY Other 9% 8% 7% 6% 4% 4% 62% Urban Air Adventure Park Scooter's Coffee My Salon Suite Goldfish Swim School Restore Hyper Wellness Jersey Mike's Other

Single Tenant Lease Financing  $932.1 million of balances as of September 30, 2024  Long-term financing of single tenant properties occupied by historically strong national and regional tenants  Weighted-average portfolio LTV of 46%  Average loan size of $1.3 million 16 Portfolio Mix by Major Vertical Portfolio Mix by Major Tenant Portfolio Mix by Geography  Strong historical credit performance  No delinquencies in this portfolio  Minimal office exposure; 1.3% of loan balances consisting of medical office space 26% 22% 17% 13% 7% 6% 4% 5% Quick Service Restaurants Auto Parts/ Repair/Car Wash Full Service Restaurants Convenience/Fuel Pharmacies Dollar Stores Specialty Retailer Other 6% 6% 5% 4% 4% 4% 4% 3% 3% 2% 59% Tidal Wave Burger King Wendy's Walgreens Caliber Collision Dollar General Red Lobster ICWG Bob Evans CVS Other 11% 24% 22% 38% 5%

Healthcare Finance  $190.3 million of balances as of September 30, 2024  Average loan size of $416,000  Strong historical credit performance  No delinquencies in this portfolio 17 Portfolio Mix by Borrower Use Portfolio Mix by Borrower Portfolio Mix by State 17 87% 9% 4% Dentists Veterinarians Other 30% 11% 6%5%4%4% 3% 37% CA TX FL NY AZ WA IL Other 75% 19% 6% Practice Refi or Acquisition Owner Occupied CRE Project

5% 9% 12% 7% 18%9% 8% 2% 1% 29% AAA/Aaa AA+/Aa1 AA/Aa2 AA-/Aa3 A+/A1 A/A2 A-/A3 BBB+/Baa1 BBB/Baa2 Non-Rated 33% 14% 14% 10% 7% 6% 5% 4% 2%2% 3% General Obligation Essential use equipment loans Lease rental revenue Water & sewer revenue Private Higher Education Tax Incremental Financing (TIF) districts Short term cash flow financing (BAN) Public higher education facilities Sales tax, food and beverage tax, hotel tax Income tax supported loans Other 60% 7% 5% 4% 4% 4% 4% 3% 9% IN OK IA OH MO MI GA WA Other Public Finance  $462.7 million of balances as of September 30, 2024  Provides a range of credit solutions for government and not-for-profit entities  Borrowers’ needs include short-term financing, debt refinancing, infrastructure improvements, economic development and equipment financing 18  No delinquencies or losses since inception Portfolio Mix by Repayment Source Borrower Mix by Credit Rating Portfolio Mix by State

C&I and Owner-Occupied Commercial Real Estate  $167.7 million of combined balances as of September 30, 2024  Current C&I LOC utilization of 31%  Average loan sizes  C&I: $570,000  Owner-occupied CRE: $843,000 19 Portfolio by Loan Type Portfolio Mix by State Portfolio Mix by Major Industry 19 42% 34% 24% C&I - Term Loans Owner Occupied CRE C&I - Lines of Credit 37% 15%14% 9% 5% 20% IN AZ CA IL FL Other 47% 18% 13% 13% 7% 2% Other Services Manufacturing Construction Health Care and Social Assistance Real Estate and Rental and Leasing  Minimal office exposure; 1.5% of combined loan balances consisting of suburban office space

Residential Mortgage  $399.0 million of balances as of September 30, 2024 (includes home equity balances)  Historically direct-to-consumer originations centrally located at corporate headquarters  Focused on high quality borrowers – Average loan size of $204,000 – Average credit score at origination of 742 – Average LTV at origination of 80%  Strong historical credit performance 20 Concentration by State Concentration by Loan TypeNational Portfolio with Midwest Concentration 15% 3% 73% 4% 5% 20 71% 12% 2% 2%2% 11% IN CA FL TX NY All other states 94% 4% 1% 1% Single Family Residential Home Equity – LOC Home Equity – Closed End SFR Construction to Permanent

23% 21% 17% 29% 10% Specialty Consumer  $404.4 million of balances as of September 30, 2024  Direct-to-consumer and nationwide dealer network originations  Focused on high quality borrowers – Average credit score at origination of 778 – Average loan size of $27,000  Strong historical credit performance Concentration by State Concentration by Loan TypeGeographically Diverse Portfolio 211 14% 10% 6% 4% 4% 62% TX CA FL NC CO All other states 51% 38% 11% Trailers Recreational Vehicles Other Consumer

22 Appendix

Loan Portfolio Composition

Dollars in thousands	2021	2022	2023	1Q24	2Q24	3Q24
Commercial loans						
Commercial and industrial	$ 96,008	$ 126,108	$ 129,349	$ 133,897	$ 115,585	$ 111,199
Owner-occupied commercial real estate	66,732	61,836	57,286	57,787	58,089	56,461
Investor commercial real estate	28,019	93,121	132,077	128,276	188,409	260,614
Construction	136,619	181,966	261,750	325,597	328,922	340,954
Single tenant lease financing	865,854	939,240	936,616	941,597	927,462	932,148
Public finance	592,665	621,032	521,764	498,262	486,200	462,730
Healthcare finance	387,852	272,461	222,793	213,332	202,079	190,287
Small business lending	108,666	123,750	218,506	239,263	270,129	298,645
Franchise finance	81,448	299,835	525,783	543,122	551,133	550,442
Total commercial loans	2,363,863	2,719,349	3,005,924	3,081,133	3,128,008	3,203,480
Consumer loans						
Residential mortgage	186,770	383,948	395,648	390,009	382,549	378,701
Home equity	17,665	24,712	23,669	22,753	21,405	20,264
Trailers	146,267	167,326	188,763	191,353	197,738	205,230
Recreational vehicles	90,654	121,808	145,558	145,475	150,151	150,378
Other consumer loans	28,557	35,464	43,293	43,847	48,638	48,780
Total consumer loans	469,913	733,258	796,931	793,437	800,481	803,353
Net def. loan fees, prem., disc. and other [1]	53,886	46,794	37,365	35,234	32,657	29,047
Total loans	**$ 2,887,662**	**$ 3,499,401**	**$ 3,840,220**	**$ 3,909,804**	**$ 3,961,146**	**$ 4,035,880**

1 Includes carrying value adjustments of $24.1 million, $25.6 million, $26.9 million, $27.8 million, $32.5 million and $37.5 million associated with public finance loans as of September 30, 2024, June 30, 2024, March 31, 2024, December 31, 2023, December 31, 2022 and December 31, 2021, respectively.

FIRST INTERNET BANCORP
23

Reconciliation of Non-GAAP Financial Measures 24 Dollars in thousands, except for per share data 2018 2019 2020 2021 2022 2023 3Q24 Total equity - GAAP $288,735 $304,913 $330,944 $380,338 $364,974 $362,795 $385,129 Adjustments: Goodwill (4,687) (4,687) (4,687) (4,687) (4,687) (4,687) (4,687) Tangible common equity $284,048 $300,226 $326,257 $375,651 $360,287 $358,108 $380,442 Common shares outstanding 10,170,778 9,741,800 9,800,569 9,754,455 9,065,883 8,644,451 8,667,894 Book value per common share $28.39 $31.30 $33.77 $38.99 $40.26 $41.97 $44.43 Effect of goodwill (0.46) (0.48) (0.48) (0.48) (0.52) (0.54) (0.54) Tangible book value per common share $27.93 $30.82 $33.29 $38.51 $39.74 $41.43 $43.89

Reconciliation of Non-GAAP Financial Measures

Dollars in thousands, except for per share data	3Q23	4Q23	1Q24	2Q24	3Q24
Total equity - GAAP	$347,744	$362,795	$366,739	$371,953	$385,129
Adjustments:					
Goodwill	(4,687)	(4,687)	(4,687)	(4,687)	(4,687)
Tangible common equity	$343,057	$358,108	$362,052	$367,266	$380,442
Total assets - GAAP	$5,169,023	$5,167,572	$5,340,667	$5,343,302	$5,823,259
Adjustments:					
Goodwill	(4,687)	(4,687)	(4,687)	(4,687)	(4,687)
Tangible assets	$5,164,336	$5,162,885	$5,335,980	$5,338,615	$5,818,572
Common shares outstanding	8,669,673	8,644,451	8,655,854	8,667,894	8,667,894
Book value per common share	$40.11	$41.97	$42.37	$42.91	$44.43
Effect of goodwill	(0.54)	(0.54)	(0.54)	(0.54)	(0.54)
Tangible book value per common share	$39.57	$41.43	$41.83	$42.37	$43.89
Total shareholders' equity to assets	6.73%	7.02%	6.87%	6.96%	6.61%
Effect of goodwill	(0.09%)	(0.08%)	(0.08%)	(0.08%)	(0.07%)
Tangible common equity to tangible assets	6.64%	6.94%	6.79%	6.88%	6.54%
Total interest income	$63,015	$66,272	$68,165	$70,961	$74,990
Adjustments:					
Fully-taxable equivalent adjustments [1]	1,265	1,238	1,190	1,175	1,133
Total interest income - FTE	$64,280	$67,510	$69,355	$72,136	$76,123
Net interest income	$17,378	$19,807	$20,734	$21,327	$21,765
Adjustments:					
Fully-taxable equivalent adjustments [1]	1,265	1,238	1,190	1,175	1,133
Net interest income - FTE	$18,643	$21,045	$21,924	$22,502	$22,898
Net interest margin	1.39%	1.58%	1.66%	1.67%	1.62%
Adjustments:					
Effect of fully-taxable equivalent adjustments [1]	0.10%	0.10%	0.09%	0.09%	0.08%
Net interest margin - FTE	1.49%	1.68%	1.75%	1.76%	1.70%

1 Assuming a 21% tax rate

FIRST INTERNET BANCORP

25

Reconciliation of Non-GAAP Financial Measures

Dollars in thousands, except for per share data	3Q23	4Q23	1Q24	2Q24	3Q24
Noninterest expense	$19,756	$20,056	$21,023	$22,336	$22,794
Adjustments:					
IT termination fees	-	-	-	(452)	-
Anniversary expenses	-	-	-	(120)	-
Adjusted noninterest expense	$19,756	$20,056	$21,023	$21,764	$22,794
Noninterest expense to average assets	1.53%	1.54%	1.62%	1.68%	1.64%
Effect of IT termination fees	0.00%	0.00%	0.00%	(0.03%)	0.00%
Effect of anniversary expenses	0.00%	0.00%	0.00%	(0.01%)	0.00%
Adjusted noninterest expense to average assets	1.53%	1.54%	1.62%	1.64%	1.64%
Income before income taxes - GAAP	$ 3,083	$ 3,558	$ 5,610	$ 5,993	$ 7,610
Adjustments:					
IT termination fees	-	-	-	452	-
Anniversary expenses	-	-	-	120	-
Adjusted income before income taxes	$3,083	$3,558	$5,610	$6,565	$7,610
Income tax provision (benefit) - GAAP	$ (326)	$ (585)	$ 429	$ 218	$ 620
Adjustments:[1]					
IT termination fees	-	-	-	95	-
Anniversary expenses	-	-	-	25	-
Adjusted income tax provision (benefit)	$ (326)	$ (585)	$ 429	$ 338	$ 620

1 Assuming a 21% tax rate

FIRST INTERNET BANCORP

26

Reconciliation of Non-GAAP Financial Measures

Dollars in thousands, except for per share data	3Q23	4Q23	1Q24	2Q24	3Q24
Net income - GAAP	$ 3,409	$ 4,143	$ 5,181	$ 5,775	$ 6,990
Adjustments:					
IT termination fees	-	-	-	357	-
Anniversary expenses	-	-	-	95	-
Adjusted net income	$3,409	$4,143	$5,181	$6,227	$6,990
Diluted average common shares outstanding	8,767,217	8,720,078	8,750,297	8,656,215	8,768,731
Diluted earnings per share - GAAP	$ 0.39	$ 0.48	$ 0.59	$ 0.67	$ 0.80
Adjustments:					
Effect of IT termination fees	-	-	-	0.04	-
Effect of anniversary expenses	-	-	-	0.01	-
Adjusted diluted earnings per share	$0.39	$0.48	$0.59	$0.72	$0.80
Return on average assets	0.26%	0.32%	0.40%	0.44%	0.50%
Effect of IT termination fees	0.00%	0.00%	0.00%	0.03%	0.00%
Effect of anniversary expenses	0.00%	0.00%	0.00%	0.01%	0.00%
Adjusted return on average assets	0.26%	0.32%	0.40%	0.48%	0.50%
Return on average shareholders' equity	3.79%	4.66%	5.64%	6.28%	7.32%
Effect of IT termination fees	0.00%	0.00%	0.00%	0.39%	0.00%
Effect of anniversary expenses	0.00%	0.00%	0.00%	0.10%	0.00%
Adjusted return on average shareholders' equity	3.79%	4.66%	5.64%	6.77%	7.32%
Return on average tangible common equity	3.84%	4.72%	5.71%	6.36%	7.41%
Effect of IT termination fees	0.00%	0.00%	0.00%	0.39%	0.00%
Effect of anniversary expenses	0.00%	0.00%	0.00%	0.10%	0.00%
Adjusted return on average tangible common equity	3.84%	4.72%	5.71%	6.85%	7.41%

FIRST INTERNET BANCORP

27

Reconciliation of Non-GAAP Financial Measures 28 Dollars in thousands 3Q24 Tangible common equity $380,442 Adjustments: Accumulated other comprehensive loss 24,326 Adjusted tangible common equity $404,768 Tangible assets $5,818,572 Adjustments: Cash in excess of $300 million (412,479) Adjusted tangible assets $5,406,093 Adjusted tangible common equity $404,768 Adjusted tangible assets $5,406,093 Adjusted tangible common equity to adjusted tangible assets 7.49%